Exhibit 10.14

STOCK REPURCHASE AGREEMENT

This STOCK REPURCHASE AGREEMENT (this “Agreement”) dated as of the [__] day of [________], 2009, between Artio Global Investors Inc., a Delaware corporation (the “Company”), and Julius Baer Holding Ltd., a company organized under the laws of Switzerland (the “Stockholder”).

W I T N E S S E T H :

WHEREAS, the Company will issue shares of its Class C common stock, par value $0.01 per share (the “Class C Stock”), to the Stockholder immediately prior to the initial public offering of shares of Class A common stock, par value $0.001 per share, of the Company (the “IPO”); and

WHEREAS, the Company wishes to use the net proceeds received by it from the IPO and available cash to redeem the number of shares of its Class C Stock held by the Stockholder set forth in Schedule A hereto (the “Redeemed Shares”), and the Stockholder wishes to sell the Redeemed Shares to the Company on and subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties agree as follows:

1.  Sale and Redemption of the Redeemed Shares.  Immediately after the completion of the IPO, (a) the Stockholder shall convey, assign and transfer to the Company, and the Company shall redeem from the Stockholder, all the Stockholder’s right, title and interest in and to the Redeemed Shares but excluding the right to receive any accrued but unpaid dividends with respect to the Redeemed Shares and (b) in consideration for the Redeemed Shares, the Company shall pay to the Stockholder an aggregate cash redemption price of $[___________] (the “Redemption Price”) which shall be paid in immediately available funds to the account set forth under the Stockholder’s signature on the signature page hereto.1

2.  Share Certificates. Upon payment of the Redemption Price, the Stockholder will deliver to the Company any and all share certificates representing the Redeemed Shares, with accompanying stock powers executed in blank or other evidence of transfer reasonably satisfactory to the Company.

1 Price to be set to ensure that Julius Baer and the Company each bear the agreed upon portion of the underwriting expenses.

3.  Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to the Company as follows:

(a)  The Redeemed Shares are being transferred to the Company free and clear of any and all liens, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements or other restrictions on title or transfer of any nature whatsoever; and

(b)  The Stockholder has all requisite corporate power and authority to execute and deliver this Agreement, to perform fully its obligations hereunder and to consummate the transactions contemplated hereby.

4.  Severability.  The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.  If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

5.  Counterparts.  This Agreement may be executed (including by facsimile transmission) with counterpart pages or in one or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement, it being understood that both parties need not sign the same counterpart.

6.  Governing Law.  This Agreement shall be governed by, construed and enforced in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

7.  Consent to Jurisdiction.  The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in the Borough of Manhattan, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably

2

consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

8.  WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

9.  Assignment.  Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

10.     Entire Agreement.  This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes all prior and contemporaneous agreements and understandings, both oral and written, among the parties hereto with respect to the subject matter hereof.

11.     Amendment; Waiver.  No provision of this Agreement may be amended unless such amendment is approved in writing by the parties hereto.  No provision of this Agreement may be waived unless such waiver is in writing and signed by the party against whom the waiver is to be effective.

[signature page follows]

3

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

ARTIO GLOBAL INVESTORS INC.

By:
Name:
Title:

By:
Name:
Title:

JULIUS BAER HOLDING LTD.

By:
Name:
Title:

By:
Name:
Title:

Schedule A

Redeemed Shares

Number of Redeemed Shares if the Underwriters do not exercise their option to purchase Optional Shares pursuant to the Underwriting Agreement[1]	Number of Redeemed Shares if the Underwriters exercise their option to purchase Optional Shares pursuant to the Underwriting Agreement

[____]	[____] plus the number of Optional Shares purchased by the Underwriters

1 “Underwriting Agreement” means the Underwriting Agreement entered into in connection with the IPO between the Company and Goldman, Sachs & Co., Inc., as representative of the Underwriters named therein, as the same may be amended from time to time.  Capitalized terms used but not defined in this Schedule A shall have the meanings ascribed thereto in the Underwriting Agreement.